EXHIBIT (h)(17)

FUND OF FUNDS INVESTMENT AGREEMENT
This Fund of Funds Investment Agreement (this “Agreement”), effective as of February 3, 2022 (the “Effective Date”), is made among the Neuberger Berman Alternative Funds, Neuberger Berman Equity Funds, Neuberger Berman Income Funds, Neuberger Berman Advisers Management Trust and Neuberger Berman ETF Trust (referred to as the “Trust”) on behalf of each of their series listed on Schedule A hereto, severally and not jointly (each, the “Acquiring Fund”), and The Select Sector SPDR Trust, on behalf of each of its series listed on Schedule B, severally and not jointly (each, the “Acquired Fund” and together with the Acquiring Funds, the “Funds”).
WHEREAS, each Fund is registered with the U.S. Securities  and  Exchange  Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);
WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies and Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies;
WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Fund, to invest in shares of other registered investment companies, such as the Acquired Fund, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and
WHEREAS, the Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule.
NOW THEREFORE, in accordance with the Rule, the Acquiring Fund and the Acquired Fund desire to set forth the following terms pursuant to which the Acquiring Fund may invest in the Acquired Fund in reliance on the Rule.
1.	Terms of Investment
(a)  In order to help reasonably address the risk of undue influence on the Acquired Fund by the Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, the Acquiring Fund and the Acquired Fund agree as follows:

(i)  Redemptions. The Acquiring Fund acknowledges and agrees that it is not an Authorized Participant, as defined in Rule 6c-11 under the 1940 Act, and has no ability to directly redeem shares from the Acquired Fund.
(ii)  Scale of investment. Upon a reasonable request by the Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund. The Acquired Fund acknowledges and agrees that any information provided pursuant to the foregoing is not a commitment to purchase and constitutes an estimate that may differ materially from the amount, timing and manner in which a purchase order is submitted, if any.

(b)  In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in the Acquired Fund, the Acquired Fund shall provide the Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. Such fee and expense information shall be limited to that which is made publicly available by the Acquired Fund.
(c)  The agreements contained in paragraphs 1(a)(ii) and 1(b) apply only with respect to an investment by the Acquiring Fund in the Acquired Fund that exceeds the limits in Section 12(d)(1)(A) of the 1940 Act.
2.	Covenants of the Acquired Fund
(a)  In connection with any investment by the Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquired Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if the Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.
(b)  The Acquired Fund agrees that any information regarding planned purchases or sales of shares of the Acquired Fund provided pursuant to Section 1 will be treated confidentially, used solely for the purposes of this Agreement, and will not be disclosed to any third party without the prior consent of the Acquiring Fund, except for directors/trustees, officers, employees, accountants, legal counsel, investment advisers and other advisers of the Acquired Fund and its affiliates on a need-to-know basis and solely for the purposes of this Agreement.
3.	Covenants of the Acquiring Fund
(a)  In connection with any investment by the Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if the Acquiring Fund fails to comply with the Rule with respect to its investment in the Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.
(b)  Any of the provisions of this Agreement notwithstanding, the Acquiring Fund represents and warrants to the Acquired Fund that it operates, and will continue to operate, in compliance with the 1940 Act, and the SEC’s rules and regulations thereunder. The Acquiring Fund agrees that the Acquired Fund is entitled to rely on the representations contained in this Agreement and that the Acquired Fund has no independent duty to monitor the Acquiring Fund’s or its investment adviser’s or, if applicable, its subadviser’s compliance with this Agreement, the 1940 Act, or the SEC’s rules and regulations thereunder.

(c)  The Acquiring Fund shall provide the Acquired Fund with information regarding the amount of the Acquiring Fund’s investments in the Acquired Fund upon the Acquired Fund’s reasonable request.
(d)  Notwithstanding anything herein to the contrary, to the extent the Acquiring Fund, the investment adviser to the Acquiring Fund or, if applicable, the subadviser to the Acquiring Fund has an “affiliated person” (as defined under the 1940 Act) that is: (i) a broker-dealer, (ii) a broker- dealer or bank that borrows as part of a securities lending program, or (iii) a futures commission merchant or a swap dealer, the Acquiring Fund will: (a) not make an investment in the Acquired Fund that causes the Acquiring Fund to hold 5% or more of the Acquired Fund’s total outstanding voting securities without prior approval from the Acquired Fund, and (b) notify the Acquired Fund if any investment by the Acquiring Fund that complied with (a) at the time of purchase no longer complies.
4.	Notices
All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to the Acquired Fund:
Neuberger Berman - Mutual Funds

Attn: Mutual Fund Administration

1290 Avenue of the Americas

New York, NY 10104

Email: NB_Fund_of_Funds@nb.com

With a copy to:

Neuberger Berman -

General Counsel, Mutual Funds

1290 Avenue of the Americas

New York, NY 10104

Email: NB_Fund_of_Funds@nb.com

State Street Global Advisors

One Iron Street

Boston, MA 02210

Attn: Global Funds Management

Email: NewFoFRule@SSGA.com

With a copy to:

State Street Global Advisors

One Iron Street

Boston, MA 02210

Attn: Legal Department

Email: NewFoFRule@SSGA.com

5.	Term and Termination; Assignment; Amendment

(a)  This Agreement shall be effective for the duration of the Acquired Fund’s and the Acquiring Fund’s reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated.
(b)  This Agreement shall continue until terminated in writing: (i) by either party upon sixty (60) days’ notice to the other party; or (ii) in the event of a material breach of this Agreement, upon written notice to the breaching party, which may be given in the sole discretion of the non- breaching party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.
(c)  This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other. Any purported assignment of rights in violation of this Section is void.
(d)  This Agreement may be amended only by a writing that is signed by each affected party.
(e)  In any action involving the Acquiring Fund under this Agreement, the Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any of the other Acquiring Funds.
(f)  In any action involving the Acquired Fund under this Agreement, the Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any of the other Acquired Funds.
(g)  The Acquiring Fund and the Acquired Fund may file a copy of this Agreement with the SEC or any other regulatory body if required by applicable law.
6.	Indemnification
(a)  Each Fund (an “Indemnifying Fund”), severally and not jointly, agrees to hold harmless, indemnify and defend each other Fund (an “Indemnitee Fund”), including any principals, directors or trustees, officers, employees and agents (“Agents”) of the Indemnitee Fund, against and from any and all losses, costs, expenses and liabilities incurred by or claims or actions (“Claims”) asserted against the Indemnitee Fund, including any of its Agents, to the extent such Claims result from a violation of any provision of this Agreement by the Indemnifying Fund or its Agents or result from any willful misfeasance, bad faith, reckless disregard or gross negligence of the Indemnifying Fund or its Agents in the performance of any of its duties or obligations hereunder. Any indemnification pursuant to this Section shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending the applicable Claims. Notwithstanding the foregoing, the Indemnifying Fund shall not be responsible for any Claim against the Indemnitee Fund or its Agents to the extent such Claim results from a violation of any provision of this Agreement by the Indemnitee Fund or its Agents or results from any willful misfeasance, bad faith, reckless disregard or gross negligence of the Indemnitee Fund or its Agents in the performance of any of its duties or obligations hereunder. This Section shall survive any termination of this Agreement.
(b)  Any liability pursuant to the forgoing provision shall be several and not joint. In any action involving the parties under this Agreement, the parties agree to look solely to the individual Acquiring Fund(s) or Acquired Fund(s) that is/are involved in the matter in controversy and not to any other Acquiring Fund or Acquired Fund.
7.	Additional Funds
In the event that any party wishes to include one or more series in addition to those originally set forth on Schedule A or Schedule B (each such series a “New Fund”), such party shall so notify the other party in writing, and, upon written agreement, each New Fund shall hereunder become an Acquiring Fund or an Acquired Fund, as the case may be, and Schedule A or Schedule B, as appropriate, shall be amended accordingly.
8.	Severability
If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force and effect, if the essential terms and conditions of this Agreement for both parties remain valid, legal and enforceable.
9.	Governing Law
(a)  This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.
(b)  In the case of the Acquired Fund, a copy of the Declaration of Trust of The Select Sector SPDR Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of the Acquired Fund shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the Acquired Fund.
(c)  It is expressly agreed that the obligations of each Acquiring Fund, including its Trust, shall not be binding upon any of the trustees, officers, agents or employees of such Trust or upon the shareholders of any of the Acquiring Funds personally, but shall only bind the assets and property of such Trust, as provided in its Trust Instrument. The execution and delivery of this Agreement have been authorized by the Trustees of such Trust and this Agreement has been executed and delivered by an authorized officer of such Trust acting as such. Neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.
10.	Consequential Damages
Under no circumstances will any party to this Agreement be liable to any person, including without limitation any other party to this Agreement, for any special, indirect or consequential loss or damages resulting from any act or failure to act in accordance with the provision of this Agreement, even if such party had been advised of the possibility of such loss or damages.

11.	Entire Agreement
(a)  This Agreement contains the entire understanding and agreement of the parties. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute one and the same document.
(b)  The execution of this Agreement shall be deemed to constitute the termination as of the Effective Date of any and all prior agreements between the Acquiring Fund and the Acquired Fund that relates to the investment by any Acquiring Fund in any Acquired Fund in reliance on a participation agreement, exemptive order or other arrangement among the parties intended to permit investments beyond the statutory limits of Section 12(d)(1)(A) and (B) of the 1940 Act (the “Prior Section 12 Agreements”). The parties hereby waive any notice provisions, conditions to termination, or matters otherwise required to terminate such Prior Section 12 Agreements.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.
THE SELECT SECTOR SPDR TRUST
(on behalf each of its series listed on Schedule B, severally and not jointly)

By:	/s/ Ann M. Carpenter

Name:	Ann M. Carpenter

Title:	Deputy Treasurer

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NEUBERGER BERMAN ALTERNATIVE FUNDS
NEUBERGER BERMAN EQUITY FUNDS
NEUBERGER BERMAN INCOME FUNDS
NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
NEUBERGER BERMAN ETF TRUST
(each on behalf of their series listed on Schedule A, severally and not jointly)

By:	/s/ Brian Kerrane

Name:	Brian Kerrane

Title:	COO Funds - Vice President

SCHEDULE A
List of Acquiring Fund(s) to Which the Agreement Applies
Acquiring Funds
Neuberger Berman Alternative Funds
Neuberger Berman Absolute Return Multi-Manager Fund
Neuberger Berman Commodity Strategy Fund
Neuberger Berman Global Allocation Fund
Neuberger Berman Long Short Fund
Neuberger Berman U.S. Equity Index PutWrite Strategy Fund.
Neuberger Berman Equity Funds
Neuberger Berman Dividend Growth Fund
Neuberger Berman Emerging Markets Equity Fund
Neuberger Berman Equity Income Fund
Neuberger Berman Focus Fund
Neuberger Berman Genesis Fund
Neuberger Berman Global Real Estate Fund
Neuberger Berman Greater China Equity Fund
Neuberger Berman Guardian Fund
Neuberger Berman International Equity Fund
Neuberger Berman International Select Fund
Neuberger Berman International Small Cap Fund
Neuberger Berman Intrinsic Value Fund
Neuberger Berman Large Cap Value Fund
Neuberger Berman Mid Cap Growth Fund
Neuberger Berman Mid Cap Intrinsic Value Fund
Neuberger Berman Multi-Cap Opportunities Fund
Neuberger Berman Real Estate Fund
Neuberger Berman Small Cap Growth Fund
Neuberger Berman Sustainable Equity Fund
Neuberger Berman U.S. Equity Impact Fund.
Neuberger Berman Income Funds
Neuberger Berman Core Bond Fund
Neuberger Berman Emerging Markets Debt Fund
Neuberger Berman Floating Rate Income Fund
Neuberger Berman High Income Bond Fund
Neuberger Berman Municipal High Income Fund
Neuberger Berman Municipal Impact Fund
Neuberger Berman Municipal Intermediate Bond Fund
Neuberger Berman Short Duration Bond Fund

Neuberger Berman Strategic Income Fund.
Neuberger Berman Advisers Management Trust
International Equity Portfolio
Mid-Cap Growth Portfolio
Mid Cap Intrinsic Value Portfolio Real Estate Portfolio
Short Duration Bond Portfolio Sustainable Equity Portfolio
U.S. Equity Index PutWrite Strategy Portfolio.
Neuberger Berman ETF Trust
Neuberger Berman Carbon Transition Infrastructure ETF
Neuberger Berman Disrupters ETF
Neuberger Berman Next Generation Connected Consumer ETF.

SCHEDULE B
List of Acquired Funds to Which the Agreement Applies

Acquired Funds

Fund Name	Ticker	Trust Name
The Communication Services Select Sector SPDR Fund	XLC	The Select Sector SPDR Trust
The Consumer Discretionary Select Sector SPDR Fund	XLY	The Select Sector SPDR Trust
The Consumer Staples Select Sector SPDR Fund	XLP	The Select Sector SPDR Trust
The Energy Select Sector SPDR Fund	XLE	The Select Sector SPDR Trust
The Financial Select Sector SPDR Fund	XLF	The Select Sector SPDR Trust
The Health Care Select Sector SPDR Fund	XLV	The Select Sector SPDR Trust
The Industrial Select Sector SPDR Fund	XLI	The Select Sector SPDR Trust
The Materials Select Sector SPDR Fund	XLB	The Select Sector SPDR Trust
The Real Estate Select Sector SPDR Fund	XLRE	The Select Sector SPDR Trust
The Technology Select Sector SPDR Fund	XLK	The Select Sector SPDR Trust
The Utilities Select Sector SPDR Fund	XLU	The Select Sector SPDR Trust